EXHIBIT 99.1

[LOGO OF RADIOLOGIX]

Press Release

Contact:	Paul R. Streiber	FOR IMMEDIATE RELEASE
	Investor Relations	May 7, 2004
(214) 303-2702
paul.streiber@radiologix.com

RADIOLOGIX, INC. ANNOUNCES SALE OF SAN ANTONIO IMAGING CENTERS

Radiologix Receives Consideration of $10.5 Million

DALLAS, May 7—Radiologix, Inc. (Amex: RGX), a leading national provider of diagnostic imaging services, announced that is has sold one wholly owned diagnostic imaging center and five joint venture diagnostic imaging centers to Baptist Health System, San Antonio, an affiliate of Vanguard Health Systems, Inc., for $10.5 million in cash. In addition, Radiologix has retained certain receivables with an estimated value of $1.8 million.

All six diagnostic imaging centers are located in San Antonio, Texas. The transaction closed today and is effective as of May 1, 2004.

“We are happy to have successfully completed this transaction,” said Stephen D. Linehan, president and chief executive officer of Radiologix. “The sale of these assets gives us the ability to sharpen our focus on operating existing diagnostic imaging centers efficiently and expanding our business.”

-more-

Radiologix, Inc. Announces Sale Of San Antonio Imaging Centers

May 7, 2004

About Radiologix

Radiologix (http://www.radiologix.com) is a leading national provider of diagnostic imaging services, owning and operating multi-modality diagnostic imaging centers that use advanced imaging technologies such as positron emission tomography (“PET”), magnetic resonance imaging (“MRI”), computed tomography (“CT”) and nuclear medicine, as well as x-ray, general radiography, mammography, ultrasound and fluoroscopy. The diagnostic images created and the radiology reports based on these images, enable more accurate diagnosis and more efficient management of illness for ordering physicians. Radiologix owns or operates 100 diagnostic imaging centers located in 14 states as of April 30, 2004.

Safe Harbor Statement

This press release contains forward-looking statements that relate to future financial results or business expectations and are made pursuant to the safe harbor provisions of the Securities Litigation Reform Act of 1995. Such statements give our current expectations or forecasts of future events; they do not relate strictly to historical or current facts. Any forward-looking statement speaks only as of the date on which such statement is made. The information in this press release is as of May 7, 2004. Radiologix undertakes no obligation to update any forward-looking statement or statements to reflect new events or circumstances or future developments.

We have tried, whenever possible, to identify such statements by using words such as “anticipated,” “estimates,” “expect,” “project,” “intend,” “plan,” “believe,” “will” and similar expressions in connection with any discussion of future operations or financial performances. These statements are subject to risks and uncertainties that exist in the Company’s operations and business environment. Business plans may change as circumstances warrant and actual results may differ materially from any forward-looking statements, which reflect the management’s opinion only as of the date hereof. Such risks and uncertainties include, but are not limited to, those associated with the Company’s acquisition and expansion strategy; integration of the

-more-

Radiologix, Inc. Announces Sale Of San Antonio Imaging Centers

May 7, 2004

Company’s affiliated physician practices and newly acquired imaging centers; the Company’s ability to achieve operating efficiencies and engage in successful new development efforts; interruption of operations in certain regions due to severe weather or other extraordinary events; recruitment and retention of technologists by Radiologix and radiologists by the contracted radiology groups; regulatory changes; the enforceability of its Service Agreements and related documents; reimbursement trends; governmental policies; and general economic and business conditions. Such risks and uncertainties, as well as additional risk factors which could affect the forward-looking statements made in this press release, are included in the Company’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K for the year ended December 31, 2004, and its periodic reports on Forms 10-Q and 8-K (if any).

We cannot guarantee that any forward-looking statements will be realized, although we believe we have been prudent in our plans and assumptions. Achievement of future results is subject to risks, uncertainties and potentially inaccurate assumptions. Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could vary materially from past results and those anticipated, estimated or projected. Investors should bear this in mind as they consider forward-looking statements.

# # #

3